Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

April 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended: April 30, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	—	—	—
Series 2003A-2	—	—	—
Series 2003A-3	—	—	—
Series 2003A-4	—	—	—
Series 2003A-5	—	—	—
Series 2003A-6	—	—	—
Series 2003A-7	—	—	—
Series 2003A-8	—	—	—
Series 2003B-2	—	—	—

	—	—	—

Information on Each Series of Notes as of: April 30, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
Series 2003A-1	80,000,000.00	1.0000000	1.35125%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.40125%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.60125%	N/A
Series 2003A-4	75,000,000.00	1.0000000	1.32000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.32000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.32000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.30000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.32000%	—
Series 2003B-2	50,000,000.00	1.0000000	1.40000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-II

Statements to Noteholders

April 30, 2003

(per Section 11.04)

Value of the Trust Estate as of: April 30, 2003

Principal Balance of Financed Student Loans	798,685,071.56
Accrued Interest on Financed Student Loans	3,099,960.19
Cash and Investment Balance	176,713,912.34
Accrued Interest on Cash and Investments	88,502.79

978,587,446.88

Accrued Interest and Fees with respect to the Notes	643,260.41

Pool Balance	798,685,071.56

Parity Percentage	97.79%

Senior Parity Percentage	102.94%

Rollforward of Indenture Funds during month ended: April 30, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	—	977,030,000.00	10,000,000.00	10,000,000.00
Withdrawals	—	(825,959,190.24)	—	—
Deposits	—	—	—	—

Ending Balance	—	151,070,809.76	10,000,000.00	10,000,000.00

Amounts allocated during month ended: April 30, 2003

Servicing fees	—
Administration fee	—
Auction agent fee	—
Broker dealer fee	—
Calculation agent fee	—
Trustee fee	—

—

Activity on Financed Student Loans during month ended: April 30, 2003

Recoveries of Principal	4,542,886.91

Recoveries of Interest	1,100,214.89

Acquisitions of Financed Student Loans	803,129,904.62

Sales of Financed Student Loans	—

Initial federal reimbursement claims	—

Rejected federal reimbursement claims	—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

April 30, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	23,000	610,520,106	76.44%	26,544
Repayment - Delinquent	2,539	75,880,678	9.50%	29,886
Forbearance	969	42,418,180	5.31%	43,775
Deferment	1,693	69,866,107	8.75%	41,268

Total Repayment	28,201	798,685,072	100.00%	28,321

Total Portfolio	28,201	798,685,072	100.00%	28,321

Breakdown of Delinquent:
11 - 30 days	1,320	37,504,036	4.70%	28,412
31 - 60 days	733	22,308,887	2.79%	30,435
61 - 90 days	429	13,938,772	1.75%	32,491
91 - 120 days	57	2,128,983	0.27%	37,351
121 - 150 days	0	0	0.00%	0
151 - 180 days	0	0	0.00%	0
181 - 210 days	0	0	0.00%	0
211 - 240 days	0	0	0.00%	0
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	2,539	75,880,678	9.50%	29,886

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	28,201	798,685,072	100.00%	28,321

Total	28,201	798,685,072	100.00%	28,321